Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (this “Agreement”), dated as of May 15, 2021, is by and between Grid Dynamics Holdings, Inc., a Delaware corporation, f/k/a ChaSerg Technology Acquisition Corp. (the “Company”), and the holder named on the signature page hereto (the “Holder”).

WHEREAS, the Holder is the record and beneficial owner of private Warrants to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $11.50 per share (the “Warrants”), which were originally issued by the Company in connection with its registered public offering of units consisting of Common Stock and Warrants made pursuant to the Company’s prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) on October 4, 2018 (the “Registered Offering”) or in connection with the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of November 13, 2019, by and among the Company and the parties thereto (the “Business Combination”);

WHEREAS, as of the date hereof, Holder is the owner of the Warrants set forth on the Holder’s signature page hereto;

WHEREAS, the Company and the Holder desire to cancel and retire the Warrants in exchange (the “Exchange”) for the number of shares of Common Stock set forth on the Holder’s signature page hereto (the Exchange Shares”) (without payment of the exercise price therefor) under the terms of this Agreement with the Holder, in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”); and

WHEREAS, the Exchange is intended to qualify as a “reorganization” pursuant to Section 368(a)(1)(E) of the Internal Revenue Code of 1986 (the “Code”) and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g).

NOW, THEREFORE, it is hereby agreed as follows:

1. Warrant Exchange. Pursuant to Section 3(a)(9) of the Securities Act, the Holder hereby agrees to convey, assign and transfer the Holder’s Warrants to the Company, in exchange for which the Company agrees to issue the Exchange Shares to the Holder. No later than the second business day after the execution and delivery of this Agreement by the Company, in connection with the Exchange, the Company shall cause its transfer agent to deliver to the Holder the Exchange Shares by electronic delivery at the applicable balance account at the Depositary Trust Company (“DTC”) in accordance with the instructions provided to the Company in writing by the Holder on the signature page of this Agreement. Effective upon the Holder’s receipt of such Exchange Shares, all of the Warrants held by the Holder will be deemed cancelled and all rights of the Holder thereunder will terminate and be deemed waived. As soon as commercially practicable following the date hereof, the Holder shall return in physical form or through book-entry transfer all certificates or book-entry notations representing the Warrants to be exchanged for the Exchange Shares.

2. Representations, Warranties and Covenants of the Company. The Company hereby represents, warrants and covenants to the Holder as follows:

2.1 The Company has full power and authority and, assuming the accuracy of the representations of the Holder contained herein, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of this Agreement, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the issuance and delivery of the shares of Common Stock issuable upon the exchange of the Holder’s Warrants pursuant to this Agreement.

2.2 This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles and except as rights to indemnity and contribution may be limited by state or federal securities laws or public policy.

2.3 The consummation of this Agreement, including the issuance of the Exchange Shares, will not obligate the Company to issue shares of Common Stock or other securities to any other person or entity and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

2.4 Upon the due exchange of the Holder’s Warrants pursuant to this Agreement, the Exchange Shares will be validly issued, fully paid and non-assessable free and clear of all Encumbrances (as defined below), except for restrictions on transfer imposed by applicable securities laws and except for those created by the Holder. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exchange of the Warrants pursuant to this Agreement.

2.5 Assuming the accuracy of the representations of the Holder contained herein, the authorization, execution, delivery and performance of this Agreement require no consent of, action by or in respect of, or filing with, any person, entity, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.

2.6 The authorization, execution, delivery and performance of this Agreement, and the authorization, issuance and sale of the Exchange Shares upon the due exchange of the Holder’s Warrants pursuant to this Agreement will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Certificate of Incorporation or the Company’s By-laws, both as in effect on the date hereof, or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Encumbrance or other adverse claim upon any of the properties or assets of the Company or any subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material contract of the Company or any subsidiary.

2.7 The Exchange Shares have been duly authorized and, assuming the accuracy of the representations of the Holder contained herein, will be validly issued, fully paid and nonassessable. Assuming the Warrants were purchased by the Holder in or following the Company’s Registered Offering and the Holder is not an “Affiliate” (as such term is defined in Rule 405 promulgated under the Securities Act) of the Company and will not be an Affiliate of the Company upon the consummation of the Exchange, the Exchange Shares will be issued to the Holder without legend and will be freely tradable by the Holder.

3. Representations, Warranties and Covenants of the Holder. The Holder hereby represents and warrants to the Company as follows:

3.1 If the Holder is an entity, the Holder is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to enter into this Agreement and to perform its obligations hereunder. If the Holder is an individual, the Holder is legally competent and has the legal capacity to enter into this Agreement and to perform his or her obligations hereunder.

3.2 The execution, delivery and performance by the Holder of this Agreement have been duly authorized and this Agreement constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

3.3 All investment representations and warranties previously made by the Holder to the Company in connection with the Holder’s acquisition of the Warrants are hereby confirmed with respect to the Warrants and the Exchange Shares.

3.4 The Holder owns the Holder’s Warrants beneficially and of record, free and clear of any liens, pledges, options, security interests, claims, third party rights, charges or any other restrictions or encumbrances of any nature whatsoever (collectively, “Encumbrances”), other than restrictions upon transferability of the Warrants arising under applicable securities laws. There are no agreements (i) granting any option, warrant or right of first refusal with respect to the Warrants to any person or entity, (ii) restricting the right of the Holder to exchange the Warrants in accordance with the terms of this Agreement, or (iii) restricting any other right of the Holder with respect to the Warrants. Except as provided below, the Holder shall not (i) transfer, or consent to any transfer of, any or all of the Warrants or any interest therein, or create or permit to exist any Encumbrance on the Warrants, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Warrants, or (iii) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder. The Holder hereby acknowledges that the Company shall be entitled to refuse to effect the transfer of any Warrants not in compliance with the terms of this Agreement.

3.5 Neither the Holder nor anyone acting on behalf of the Holder has received any commission or remuneration directly or indirectly in connection with or in order to solicit or facilitate the Exchange. The Holder understands that the Exchange contemplated hereby is intended to be exempt from registration by virtue of Section 3(a)(9) of the Securities Act. The Holder understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein for purposes of qualifying for the exemption under Section 3(a)(9) of the Securities Act as well as qualifying for exemptions under applicable state securities laws.

3.6 The Holder has, in connection with its decision to acquire the Exchange Shares, relied with respect to the Company and its affairs solely upon the Company’s filings with the SEC and the representations and warranties of the Company contained herein and disclaims reliance on any other representations and warranties or the completeness thereof. The Holder understands and acknowledges that the Company is in possession of information about the Company and its securities (which may include material non-public information) that may or may not be material or superior to information available to the Holder, and the Holder has specifically requested that it not be provided with any such information. The Holder acknowledges that, in the event the Holder completes the Exchange, it is doing so without any reliance on the Company. The Holder and the Company understand and acknowledge that neither party would enter into this Agreement in the absence of the representations and warranties set forth in this paragraph, and that these representations and warranties are a fundamental inducement to the parties in entering into this Agreement. The Holder hereby waives any claim, or potential claim, it has or may have against the Company relating to the Company’s possession of material non-public information.

3.7 The Holder understands that nothing in this Agreement or in connection with the exchange of the Warrants and issuance and acquisition of the Exchange Shares constitutes legal, tax or investment advice. The Holder has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Exchange Shares. With respect to such legal, tax and investment advice, the Holder relies solely on such advisors and not on any legal, tax or investment advice from the Company or any of its agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

4. Issuance of Form 8-K. On or before 9:00 a.m. (New York City time) on May 17, 2021, the Company shall file a Current Report on Form 8-K with the Securities and Exchange Commission disclosing all material terms of the transaction contemplated hereunder (“8-K Filing”). From and after the issuance of the 8-K Filing, the Company represents to the Holder that it shall not be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the 8-K Filing. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company or any of its officers, directors, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, related to the transactions contemplated hereby or with respect to information shared in connection herewith shall terminate.

5. Each of the Company and the Holder shall treat the Exchange as a “reorganization” pursuant to Section 368(a)(1)(E) of the Code and shall file their tax returns consistent with the foregoing (including attaching the statement described in Treasury Regulation Section 1.368-3(a) on or with the U.S. federal income tax return of the Company) and neither of the Company or the Holder shall take any action inconsistent with the foregoing unless otherwise required by a “determination” within the meaning of Section 1313(a)(1) of the Code.

6. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Company and the Holder regarding the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them with respect to the subject matter hereof. This Agreement may only be amended by an agreement in writing executed by all of the parties hereto.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles that would require the application of any other law.

[Signatures follow on next pages]

IN WITNESS WHEREOF, the Holder and the Company have executed this Agreement as of the date set forth on the first page of this Agreement.

GRID DYNAMICS HOLDINGS, INC.

By:	/s/ Anil Doradla
	Name:	Anil Doradla
	Title:	Chief Financial Officer

NAME OF HOLDER:

EXPLORER PARENT LLC

By:	Founder Holdings LLC, its managing member

By:	/s/ Steve Fletcher
Steve Fletcher
Managing Member

By:	/s/ Alex Vieux
Alex Vieux
Managing Member

DWAC INSTRUCTIONS

Broker Name and DTC Number:

Account Number at DTC Participant
(if applicable):

Number of Warrant shares issuable upon exchange of Warrants:*

291,500

Number of Exchange Shares:†

102,320

*	Without regard to any limitations on exercise set forth in the Warrants.

†	Fractional shares to be rounded up to the nearest whole number of Exchange Shares to be issued to the Holder.